SALOMON SMITH BARNEY


February 16, 1998

Casmyn Corp.
Suite 1800,
1500 West Georgia Street
Vancouver, B.C.
Canada V6G 2Z6

Attention:

Ladies and Gentlemen:

          The purpose of this letter is to confirm the engagement of Salomon Brothers Inc. and Smith Barney Inc. (collectively, "Salomon Smith Barney") by Casmyn Corp. (the "Company") on an exclusive basis to render certain financial advisory and investment banking services to the Company.

         Section 1. Services to be Rendered. Salomon Smith Barney will perform such of the following financial advisory and investment banking services as the Company may reasonably request:

         (a) Salomon Smith Barney will familiarize itself to the extent it deems appropriate and feasible with the business, operations, properties, financial condition and prospects of the Company, it being understood that Salomon Smith Barney shall in the course of such familiarization, rely entirely upon publicly available information and such other information as may be supplied by the Company, without independent investigation;

          (b) Salomon Smith Barney will advise and assist the Company in identifying and/or evaluating various strategic or financial alternatives (each, an "Alternative Transaction") that may be available to the Company to enhance shareholder values, including, without limitation, an acquisition of all or a significant portion of the assets or equity securities of another corporation or other business entity, a sale (whether or not the proposal therefor is solicited or unsolicited) of the Company or a significant portion of its equity securities, assets or businesses to one or more third parties, a recapitalization (including a negotiated transaction with all or a majority of the preferred security holders) or restructuring of the Company (including divestitures, spinoffs, split-offs and

                                      -2


similar transactions), a public or private sale of additional equity or debt securities of the Company, repurchases by the Company of its common stock or other securities, a liquidation of the Company, or such other form of transaction that Salomon Smith Barney, after completing the familiarization process provided for in Section 1(a) hereof, believes may be of possible interest to the Company;

        (c) If the Company determines to consider or undertake one or more Alternative Transactions, Salomon Smith Barney will advise and assist the Company in considering the desirability of undertaking such Alternative Transaction(s) and, if the Company believes such Alternative Transaction(s) to be desirable, in effecting such Alternative Transaction(s); and

        (d) Salomon Smith Barney will render such other financial advisory and investment banking services as may from time to time be agreed upon in writing by Salomon Smith Barney and the Company.

         Section 2. Fees The Company shall pay to Salomon Smith Barney for its services hereunder the following cash fees (refer also to the Illustrative Fee Schedule on page 7):

     Retainer Fees
       (a) $150,000, payable promptly following the Company's execution of this letter agreement; plus

          (b) additional monthly fees of $40,000, payable on each monthly anniversary of this letter agreement of Salomon Smith Barney's engagement hereunder; plus

     Additional Fees
          (c) additional fees, customary under the circumstances, as the Company and Salomon Smith Barney may from time to time agree upon in writing, with respect to any actual or proposed Alternative Transaction; plus

     Success Fees
     (a) if the majority of the Board of Directors of the Company agree to any Alternative Transaction other than a standstill agreement of 12 months or less, a success fee equal to:

(i) $1,000,000 plus 75% of the post restructuring Total Enterprise Value (the equity portion of which shall be based upon the 10 business day average closing price of the stock commencing 10 business days after the closing of the restructuring or if there is no market for the stock, fair value as agreed by both parties) of the company between $30,000,000 and $75,000,000 and 10% of the post restructuring Total Enterprise Value in excess of $75,000,000; and

      (ii) $1,000,000 if the average closing stock price, before adjusting for any stock splits effected after today, post restructuring for the period commencing 10 business days after the closing of the restructuring and ending
  10 business days thereafter and after adding any distributions or dividends paid subsequent to January 31, 1998, is greater than $1.00 per share plus
 $100,000 for every $0.25 the per share stock price exceeds $1.00.

Fee Credits
          (e) Up to the full amount of the Retainer Fees will be credited against all other fees payable subject to the total fees payable being not less than $3,000,000.

     Form of Payments
          (f) The first $2,500,000 of fees payable to Salomon Smith Barney will be payable in cash. The balance of fees payable, if any, will be paid in cash, or to the extent permissible, at the Company's option, in the same kind and amount of consideration as the consideration received by accepting preferred shareholders.

          For purposes hereof, the term Total Enterprise Value shall mean the market values of all sources of capital used to fund the assets of the company including, but not limited to, all forms of debt, preferred securities, warrants, stock purchase rights, convertible securities, minority interest, all forms of equity including common equity, and dividends or distributions paid after January 31, 1998, less cash. In the event that there is no market in a given security the value of such security shall be determined by Salomon Smith Barney and the Company in good faith.

          Section 3. Expenses. In addition to any fees that may be payable to Salomon Smith Barney hereunder and regardless of whether any Alternative Transaction is proposed or consummated, the Company hereby agrees, from time to time upon request, to reimburse Salomon Smith Barney for all reasonable fees and disbursements of Salomon Smith Barney's counsel, mining consultants and all of Salomon Smith Barney's reasonable travel and other out-of-pocket expenses incurred in connection with any actual or proposed transaction or otherwise arising out of Salomon Smith Barney's engagement hereunder.

     Section 4. Indemnity. Salomon Smith Barney and the Company have entered into a separate letter agreement, dated the date hereof, providing for the indemnification of Salomon Smith Barney by the Company in connection with Salomon Smith Barney's engagement hereunder.

          Section 5 Termination of Engagement; Etc. Salomon Smith Barney's engagement hereunder may be terminated by either the Company or Salomon Smith Barney at any time, with or without cause, upon written advice to that effect to the other party; provided, however, that Salomon Smith Barney will be entitled to its full fees under Section 2 hereof in the event that at any time prior to the expiration of two years after such termination an Alternative Transaction is consummated; and provided, further, that the provisions of this
Section 5 and Sections 3, 4 and 6 hereof shall survive any such termination.

     Section 6. Miscellaneous.

          (a) THIS LETTER AGREEMENT AND THE RELATED INDEMNIFICATION AGREEMENT REFERRED TO ABOVE SHALL BE DEEMED MADE IN NEW YORK. SUCH AGREEMENTS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO SUCH STATE'S RULES CONCERNING CONFLICTS OF LAWS. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR PROCEEDING RELATED TO OR ARISING OUT OF THIS ENGAGEMENT, OR ANY TRANSACTION OR CONDUCT IN CONNECTION HEREWITH, IS WAIVED.

       (b) The Company expressly acknowledges that all opinions and advice (written or oral) given by Salomon Smith Barney to the Company in connection with Salomon Smith Barney's engagement are intended solely for the benefit and use of the Company (including its management, directors and attorneys) in considering the transaction to which they relate and the Company agrees that no such opinion or advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor shall any public references to Salomon Smith Barney be made by the Company (or such persons), without the prior written consent of Salomon Smith Barney, which consent shall not be unreasonably withheld.

(c) The Company expressly acknowledges that Salomon Smith Barney has been retained solely as an advisor to the Company, and not as an advisor to or agent of any other person, and that the Company's engagement of Salomon Smith Barney is not intended to confer rights upon any persons not a party hereto (including shareholders, employees or creditors of the Company) as against Salomon Smith Barney, Salomon Smith Barney's affiliates or their respective directors, officers, agents and employees.

                                      -6


Please confirm that the foregoing is in accordance with your understandings and agreements with Salomon Smith Barney by signing and returning to Salomon Smith Barney the duplicate of this letter enclosed herewith.


                                         Very truly yours,

                                         SALOMON BROTHERS INC.
                                         SMITH BARNEY INC.

                                         By: SMITH BARNEY INC.




                                         By   _____/s/ Rene J. Robichaud____

                                         Rene J. Robichaud
                                         Managing Director

ACCEPTED AND AGREED AS OF THE
DATE FIRST ABOVE WRITTEN:

CASMYN CORP.


By  ___/s/ Al-Karim Haji_______________
Al-Karim Haji
Director of Finance

ILLUSTRATIVE FEE SCHEDULE


                     Total              Retainer Fees
                                        --------------
Share                Enterprise
Price                Value (8)       Up Front      Monthly (1)
-------------------  ------------  --------------  ----------
U5$0.250             *30,000,000  $      150,000  $  240,000
0.375                 32,500,000         150,000     240,000
0.500                 35,000,000         150,000     240,000
0.625                 37,500,000         150,000     240,000
0.750                 40,000,000         150,000     240,000
0.875                 42,500,000         150,000     240,000
1.000                 45,000,000         150,000     240,000
1.125                 47,500,000         150,000     240,000
1.250                 50,000,000         150,000     240,000

1.750                 60,000,000         150,000     240,000

2.250                 70,000,000         150,000     240,000

2.750                 80,000,000         150,000     240,000

3.250                 90,000,000         150,000     240,000

3.750                100,000,000         150,000     240,000


ILLUSTRATIVE FEE SCHEDULE CONTINUED

         Success Fees                     Retainer
         ------------
Transaction    Share Price                Fees           Fees
Fees (2)       Bonus (3)     Total        Credited (4)   Payable
-----------------------------------------------------------------
1,000,000      $        0    $1,390,000   $       0      $1,390,000
1,187,500               0     1,577,500           0       1,577,500
1,375,000               0     1,765,000           0       1,765,000
1,562,500               0     1,952,500           0       1,952,500
1,750,000               0     2,140,000           0       2,140,000
1,937,500               0     2,327,500           0       2,327,500
2,125,000       1,000,000     3,515,000     390,000       3,125,000
2,312,500       1,000,000     3,702,500     390,000       3.312,500
2,500,000       1,100,000     3,990,000     390,000       3,600,000

3,250,000       1,300,000      4,940,000    390,000       4,550,000

4,000,000       1,500,000      5,890,000    390,000       5,500,000

4,875,000       1,700,000      6,965,000    390,000       6,575,000

5,875,000       1,900,000      8,165,000    390,000       7,775,000

6,875,000       2,100,000      9,365,000    390,000       8,975,000


(1)  Illustrative monthly fees of $40,000 for 6 months.
(2)  $1,000,000 plus 7.5% of the post restructuring Total Enterprise Value
     (5) of the Company between $30,000,000 and $75,000,000 and 10.0% of the Total Enterprise Value (5) in excess of $75,000,000.
(3) $1,000,000 if the Average Stock Price (6) is greater than $1.00 per share plus $100,000 for every $0.25 the per share stock price exceeds $1.00.
(4) Up to the full amount of the Retainer Fees will be credited against all other fees payable subject to the total fees payable being not less than $3,000,000.
(5) Total Enterprise Value shall mean the market value of all sources of capital used to fund the assets of the Company including, but not limited to, all forms of debt, preferred securities, warrants, stock purchase rights, convertible securities, minority interest, all forms of equity including common equity, less cash; the common equity portion of which is based on the Average Stock Price(6). In the event that there is no market in a given security the value of such security shall be determined by Salomon Smith Barney and the Company in good faith.
(6) Average Stock Price shall mean the average closing of the restructuring and ending 10 business days thereafter and after adding any distributions or dividends paid subsequent to January 31, 1998.

SALOMON SMITH BARNEY


SALOMON SMITH BARNEY
SEVEN WORLD TRADE CENTER                                    February 16,1998
NEW YORK NEW YORK 10048

Gentlemen:


In connection with the engagement of Salomon Brothers Inc. and Smith Barney Inc. (collectively, "Salomon Smith Barney") to assist us in identifying and/or evaluating various strategic or financial alternatives that may be available to Casmyn Corp. to enhance shareholder values, including modifications or future additions to such engagement and related activities prior to this date, we agree that we will indemnify and hold harmless you and your affiliates, any director, officer, agent or employee of you or any of your affiliates and each other person, if any, controlling you or any of your affiliates (hereinafter collectively referred to as "you" and "your"), to the full extent lawful, from and against, and that you shall have no liability to us or our owners, parents, creditors or security holders for, any losses, expenses, claims or proceedings including actions brought by us or on our behalf (hereinafter collectively referred to as "losses"), (i) related to or arising out of (A) oral or written information provided by us, our employees or our other agents, with either we or you provide to any actual or potential buyers, sellers, investors or offerees, or (B) other action or failure to act by us, our employees or our other agents or by you at our request or with our consent, or
(ii) otherwise related to or arising out of such engagement or any transaction or conduct in connection therewith except that this clause (ii) shall not apply with respect to any losses that are finally judicially determined to have resulted primarily from your bad faith or gross negligence.

In the event that the foregoing indemnity is unavailable to you for any reason, we agree to contribute to any losses related to or arising out of such engagement or any transaction or conduct in connection therewith. For such losses referred to in clause (i) of the preceding paragraph, each of us shall contribute in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by you and by us from the actual or proposed transaction giving rise to such engagement; provided, however, that you shall not be responsible for any amounts in excess of the amount of the benefits received (or anticipated to be received) by you. For any other losses, or for losses referred to in clause (ii) if the allocation provided by the immediately preceding sentence is unavailable for any reason, each of us shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of each of us in connection with the statements, omissions or other conduct which resulted In such losses, as well as any other relevant equitable considerations. Benefits received (or anticipated to be received) by us shall be deemed to be equal to the aggregate cash consideration and value of securities or any other property payable, exchangeable or transferable in such transaction or proposed transaction, and benefits received by you shall be deemed to be equal to the compensation payable by us to you in connection with such engagement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by us or other conduct by us (or our employees or other agents) on the one hand or by you on the other hand. You and we agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above.

We agree that we will not, without the prior written consent of Salomon Smith Barney, settle any pending or threatened claim or proceeding related to or arising out of such engagement or transactions or conduct in connection therewith (whether or not you are a party to such claim or proceeding) unless such settlement includes a provision unconditionally releasing you from and holding you harmless against all liability in respect of claims by any releasing party related to or arising out of such engagement or any transaction or conduct in connection therewith. We will also promptly reimburse you for all expenses (including counsel fees) as they are incurred by you in connection with investigating, preparing or defending, or providing evidence in, any pending or threatened claim or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not you are a party to such claim or proceeding) or in enforcing this agreement.

The foregoing agreement shall be in addition to any rights that you may have at common law or otherwise. Solely for purposes of enforcing this agreement we hereby consent to personal jurisdiction, service and venue in any court in which any claim or proceeding which is subject to this agreement is brought against you. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR PROCEEDING RELATED TO OR ARISING OUT OF SUCH ENGAGEMENT, ANY TRANSACTION OR CONDUCT IN CONNECTION THEREWITH OR THIS AGREEMENT IS WAIVED. This agreement shall remain in full force and effect following the completion or termination of such engagement.


              Agreed:                Very truly yours,
                                     CASMYN CORP.

SALOMON BROTHERS INC.
SMITH BARNEY INC.

BY:  SMITH BARNEY INC.

By: _____/s/ Rene J. Robichaud_____  By:   ____/s/ Al-Karim Haji
-----------------------------------  ---------------------------

Rene J. Robichaud                    Al-Karim Haji
Managing Director                    Director of Finance